Exhibit 99.1
Worldwide Headquarters
400 Galleria Parkway
Suite 200
Atlanta, GA 30339
Tel: +1.678.589.3500
Fax: +1.678.589.3750
www.verso.com
May 4, 2006
Verso Reports First Quarter 2006 Results
ATLANTA, GA — Verso Technologies, Inc. (Nasdaq: VRSO), a global provider of next generation network solutions, announced today its financial results for the first quarter of 2006.
The company reported revenue of $6.8 million for the first quarter of 2006. EBITDA from continuing operations (defined as net loss before interest, income taxes and depreciation and amortization), was a negative $3.0 million. Loss from continuing operations for the first quarter of 2006 was $4.9 million. The net loss for the first quarter of 2006 was $4.9 million, or $.17 per share.
Total revenue for the first quarter of 2006 was $6.8 million, an increase of 3% from the $6.6 million recorded in the first quarter of 2005. Revenue from the packet-based technologies group segment was $4.9 million, up 20% from the $4.1 million recorded in the first quarter of 2005. Revenue from the advanced application services segment was $1.9 million for the first quarter of 2006, compared to $2.5 million for the first quarter of 2005. Total revenue for the first quarter of 2006 excludes two firm orders that totaled $1.7 million that were executed in the first quarter of 2006, for which revenue should be reflected in subsequent quarters in accordance with Verso’s revenue recognition policy.
Gross profit margin was 42% of sales for the first quarter of 2006, at $2.8 million, compared to 43% of sales, at $2.8 million, for the first quarter of 2005. Total operating expenses for the first quarter of 2006 were $6.5 million, compared to $7.2 million for the first quarter of 2005. EBITDA from continuing operations for the first quarter of 2006 was negative $3.0 million compared to a negative $3.6 million for the first quarter of 2005. Loss from continuing operations for the first quarter of 2006 was $4.9 million, compared to $4.9 million for the same quarter last year.
Verso reported a net loss of $4.9 million, or $.17 per share, for the first quarter of 2006. In the first quarter of 2005, the company had a net loss of $5.5 million, or $.20 per share, which included a loss of $566,000, or $.02 per share from discontinued operations.
As of March 31, 2006, the company had cash of $3.7 million, including $1.7 million of restricted cash, and total debt of $11.8 million with no borrowings under its line of credit with Silicon Valley Bank.
“Historically, the first quarter is a very difficult quarter for the telecommunications industry and this proved to be the case with Verso,” said Monty Bannerman, Verso’s chief executive officer. “Our first quarter results were not indicative of our short and long term growth prospects. Our strategy is on track, especially with the progress we have made in the development of larger and more strategic distribution partnerships, with most being OEM relationships, which we believe is the key to our revenue growth and profitability. Specifically, since our last quarterly conference call, the number of strategic distribution opportunities available to us has significantly increased and several are in final contract negotiations.”
“Furthermore,” added Bannerman, “we are already working on active sales opportunities with these partners in parallel with developing a formal strategic relationship, demonstrating that the potential of these relationships is backed by actual market demand, not speculation. We expect these relationships to begin to deliver revenue for Verso as soon as the second quarter. We expect that during the second quarter and the remainder of the year, we will

A global provider of Next Generation Network solutions

demonstrate that our strategy is working, showing further revenue growth and significant progress toward our goal of becoming EBITDA positive.”
Verso First Quarter Earnings Call
The company will hold its quarterly conference call on Thursday, May 4, 2006 at 5 p.m. ET. During this call, Verso’s senior executives will discuss the company’s financial results for the first quarter of 2006 and respond to appropriate questions.
Investors are invited to listen to a live webcast of the conference call which can be accessed through the investor section of the Verso website, www.verso.com. The call can also be accessed through www.streetevents.com. To listen to the call, please go to the website at least 15 minutes early to download and install any necessary audio software. For those who are unable to listen to the live broadcast, the webcast will be archived on the investor section of Verso’s website for 30 days. A telephone replay of the call will be available from 8:30 p.m. ET on May 4, 2006 through 11:59 p.m. on May 18, 2006 at 800.475.6701 for domestic callers and 320.365.3844 for international callers, the passcode is 826988.
Forward Looking Statements
Certain statements contained in this release that are not statements of historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words — “believe”, “expect”, “anticipate”, “intend”, “will”, and similar expressions are examples of words that identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding our future financial position, timing of future orders, business strategy and expected cost savings. These forward-looking statements are based on our current beliefs, as well as assumptions we have made based upon information currently available to us. These forward-looking statements may be affected by the risks and uncertainties in our business and are qualified in their entirety by the cautionary statements and risk factor disclosure contained in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2005. We do not assume, and expressly disclaim, any obligation to update these forward-looking statements.
Earnings Measurement Quality
The company provides supplemental information regarding its operational performance using certain non-GAAP financial measures which exclude from income from continuing operations various non-cash and cash charges principally related to acquisitions, restructuring activities and financing transactions. The company uses “EBITDA from continuing operations” to provide an indication of the company’s baseline performance before gains, losses or other charges that are considered by management to be outside of the company’s core operating results. The company believes this non-GAAP financial measure provides a good measure of performance for the company because it represents the amount realized from revenue after all operating expenses. While non-GAAP financial measures are not an alternative to generally accepted accounting principles used in the United States (“GAAP”), the company’s management uses this non-GAAP financial measure to evaluate the company’s historical and prospective financial performance in the ordinary course of business. The company believes that providing to the company’s investors the non-GAAP financial measure, in addition to the most comparable GAAP presentation, allows the investors to better evaluate the company’s progress and its financial results over time and to compare the company’s results with the results of the company’s competitors.
About Verso Technologies
Verso is a global provider of Next Generation Network solutions offering a core-to-edge product portfolio primarily for telecommunications service providers. The company’s products enable its customers to secure and optimize network bandwidth, generate

A global provider of Next Generation Network solutions

additional revenue and reduce costs. Verso’s applications and services are cost effective, deploy quickly and provide a superior return on investment. For more information, contact Verso at www.verso.com or call 678.589.3500.
Investor Contact:
Monish Bahl
Vice President, Investor Relations
Verso Technologies, Inc.
678.589.3579
Monish.Bahl@verso.com
###

A global provider of Next Generation Network solutions

VERSO TECHNOLOGIES, INC.
(Unaudited)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share data)

	For the three months ended March 31,
	2006	2005
Revenue:
Products	$3,597	$2,738
Services	3,191	3,868

Total revenue	6,788	6,606

Cost of revenue:
Products:
Product costs	1,657	1,383
Amortization of intangibles	194	68

Total cost of products	1,851	1,451
Services	2,096	2,335

Total cost of revenue	3,947	3,786

Gross profit	2,841	2,820

Operating expenses
General & administrative	2,433	2,478
Sales and marketing	1,774	2,211
Research and development	1,779	1,684
Depreciation and amortization	463	660
Reorganization costs	—	124

Total operating expenses	6,449	7,157

Operating (loss) income from continuing operations	(3,608)	(4,337)

Other expense, net	(1,332)	(597)

Loss from continuing operations before income taxes	(4,940)	(4,934)

Income taxes	—	—

Loss from continuing operations	(4,940)	(4,934)

Loss from discontinued operations	—	(566)

Net loss	$(4,940)	$(5,500)

Net loss per common share — basic and diluted:
Loss from continuing operations	$(0.17)	$(0.18)
Loss from discontinued operations	$—	$(0.02)

Net loss per common share — basic and diluted	$(0.17)	$(0.20)

Weighted average shares outstanding — basic and diluted	29,933,805	26,683,713

RECONCILIATION OF LOSS FROM CONTINUING OPERATIONS TO
EBITDA FROM CONTINUING OPERATIONS

	For the three months ended March 31,
	2005	2004
Loss from continuing operations	$(4,940)	$(4,934)
Add back:
Interest	1,267	574
Income taxes	—	—
Depreciation and amortization	463	660
Amortization of intangibles (cost of goods sold)	194	68

EBITDA from continuing operations	$(3,016)	$(3,632)

SELECTED BALANCE SHEET ITEMS

	March 31, 2006	December 31, 2005
Cash and cash equivalents	$1,996	$1,079
Restricted cash	1,671	1,656
Accounts receivable, net	6,892	7,336
Inventories	5,717	4,259
Total current assets	18,846	16,939
Note receivable, net of current portion	2,552	2,736
Total assets	29,206	28,098
Line of credit	—	1,269
Current portion of convertible debentures	3,631	3,262
Total current liabilities	14,540	15,037
Convertible debentures, net of current portion	5,337	5,627
Notes payable	2,805	2,785
Total debt	11,773	12,943
Total liabilities	24,240	25,259
Total shareholders’ equity	4,966	2,839